FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  July 26, 1999.


                             HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                                                #1-8680
(State or other jurisdiction of                              (Commission File
incorporation)                                                        Number)



200 W. Douglas                                                    #48-0901658
Suite #820                                                      (IRS Employer
Wichita, Kansas  67202                                    Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                         (Registrant's telephone number)



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Item 5  Other Information

Wichita, Kansas - July 26, 1999 - High Plains Corporation (NASDAQ:HIPC) announced today that continuing historic-low prices for ethanol will produce a 4th Quarter loss although management expects the company to remain profitable for the year. High Plains remains optimistic that its diversification and cost cutting efforts will result in long-term profitability.

"A primary management objective since I joined High Plains last year is product diversification to assure long-term growth and profitability," said Gary Smith, High Plains President and CEO. "Looking for diversification opportunities and reducing plant operating costs continue to be our operating philosophy," he continued.

"Our corporate strategy continues to focus on diversification, to react quickly and prudently to the strategic decisions we now face, and to utilize fully and efficiently our three solid ethanol facilities, which all have improved operating efficiencies," Smith concluded.

Smith summarized the positive developments and results that have been achieved during his fifteen-month tenure as High Plains' President and CEO. These are projected to produce results in Fiscal Year 2000 operations including:

- Reduced direct and indirect plant operating costs by $300,000/month compared to fiscal 1998;

- $300,000-$500,000 of additional annual revenue from the sale of carbon dioxide, dependent on operational and market conditions, captured as a by-product of ethanol productions at the Colwich, KS and York, NE plants;

- Increased production of industrial/beverage grade ethanol by 7 million gallons over last year that is expected to add more than $3 million to the company's revenues;

- The initiation of a study that identifies opportunities for creating higher-value side-stream products for feedstock starches that can be produced by modifications and additions to the current plant equipment.

Additional positive developments include a very favorable grain price outlook through the next grain harvest this fall. High Plains believes that grain prices for next year can dip below the already very favorable grain-price levels.

But Smith also outlined less favorable developments including the January 1, 2000 expiration of the Nebraska producer $.20/gallon incentive. After January 1, only new production added after July 1, 1999 will qualify for a $.075/gallon incentive payment. High Plains expanded in 1995 its Nebraska plant production by over 6 million gallons per year and has no current plans for additional expansion in Nebraska.

Smith explains that he is working closely with his Board of Directors' Executive Committee to resolve these critical management decisions. "While production improvements and cutting costs will continue to improve High Plains' bottom line, the benefits of diversification into products other than ethanol are being seriously reviewed and considered by the company," Smith stated.

High Plains will release its 4th Quarter earnings results on August 16, 1999.

Based in Wichita, Kansas, High Plains Corporation is among the Nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.




This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10K, Proxy Statement, and quarterly 10Q filings, copies of which are available from the Company without charge.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:     July 26, 1999                    HIGH PLAINS CORPORATION


                                           /s/Gary R. Smith
                                           President & CEO